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                                                                    EXHIBIT 2.3

                                AMENDMENT NO. 1

  AMENDMENT NO. 1 dated as of July 28, 2000 (the "Amendment"), to the Asset Purchase Agreement between Viacom Inc. (the "Seller") and Comcast Corporation (the "Buyer") dated as of June 30, 2000, (as amended from time to time, the "Agreement").

                                  WITNESSETH:

  WHEREAS, Seller and Buyer have agreed that the Agreement be amended in the manner provided for in this Amendment,

  NOW, THEREFORE, the parties hereto hereby agree as follows:

    1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings given them in the Agreement. References in the Agreement to the "Agreement" or "this Agreement" and other similar references shall be deemed to refer to the Agreement as amended hereby.

    2. Amendment of Section 7.01(f). Section 7.01(f) of the Agreement is amended and restated as follows:

      "(f) HTS Tag-Along Right. Either (i) Purchaser shall purchase ARC's limited partnership interest in HTS at the Closing and in accordance with Section 7.09 of the HTS Partnership Agreement (or as ARC may otherwise agree), (ii) ARC shall have waived its tag along rights in connection with the transactions contemplated hereby or permitted such tag along rights to expire in accordance with their terms, (iii) Purchaser and ARC shall have entered into a written settlement agreement with respect to such tag along rights, or (iv) there shall have been issued a final, nonappealable ruling by a court of competent jurisdiction permitting Purchaser to purchase the HTS Partnership Interest without concurrently purchasing ARC's limited partnership interest in HTS."

    3. Elimination of Sections 7.03 and 9.01(c). Sections 7.03 and 9.01(c) of the Agreement are hereby eliminated from the Agreement and they shall have no force or effect.

    4. Amendment of Section 8.01(b). Section 8.01(b) of the Agreement is hereby amended by replacing the reference to "March 31, 2001" therein with a reference to "December 31, 2001."

    5. Amendment of Sections 8.01(c) and (d). Sections 8.01(c) and 8.01(d) of the Agreement are hereby amended by replacing the references to "March 25, 2001" therein with references to "December 25, 2001".

    6. Amendment of Section 9.03(b). Section 9.03(b) of the Agreement is hereby amended by deleting the phrase "except for any claim or action indemnified under Section 9.01(c)," from clause (B) of the last sentence thereof.

    7. Representations and Warranties of the Seller. Seller hereby represents and warrants to Buyer that the execution, delivery and performance by Seller of this Amendment and the consummation by Seller of the transactions contemplated hereby are within Seller's corporate powers, and have been duly authorized by all requisite corporate action. This Amendment constitutes a valid and binding agreement of Seller.

    8. Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller that the execution, delivery and performance by Buyer of this Amendment and the consummation by Buyer of the transactions contemplated hereby are within Buyer's corporate powers and have been duly authorized by all requisite corporate action. This Amendment constitutes a valid and binding agreement of Buyer.

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    9. Miscellaneous.

      (a) This Amendment is limited to the matters expressly set forth herein. Except as expressly amended, modified and supplemented hereby, the provisions of the Agreement are and shall remain in full force and effect.

      (b) This Amendment shall be construed in accordance with and governed by the law of the State of New York.

      (c) This Amendment may be signed in counterparts, each of which shall be an original, but all of which together constitute one and the same agreement. This Amendment shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers as of the day and year first above written.

                                          VIACOM INC.

                                              /s/ Michael Fricklas
                                          By: _________________________________
                                             Name: Michael Fricklas
                                             Title: Executive Vice President

                                          COMCAST CORPORATION

                                              /s/ Arthur Block
                                          By: _________________________________
                                             Name: Arthur Block
                                             Title: Senior Vice President


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